Exhibit 2.4
THIRD AMENDMENT TO
MASTER CONTRIBUTION AGREEMENT

This Third Amendment to the Master Contribution Agreement (this “Amendment”) is entered into as of May 30, 2006 by and among Genius Products, Inc., a Delaware corporation (“Genius”), The Weinstein Company LLC, a Delaware limited liability company (“TWC”), The Weinstein Company Holdings LLC, a Delaware limited liability company (“TWC Holdings”), and The Weinstein Company Funding LLC, a Delaware limited liability company (“TWC Funding”), and amends that certain Master Contribution Agreement entered into by and among the parties dated December 5, 2005 (as amended, the “Agreement”). Capitalized terms and matters of construction deemed or established in the Agreement shall be applied in this Amendment as defined or established in the Agreement.

RECITAL

A. The parties desire to amend the Agreement to change the Outside Date, as defined in Section 7.1(b)(i) of the Agreement, from May 31, 2006 to June 30, 2006.

AGREEMENT

In consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Amendment and the Agreement, and intending to be legally bound hereby, the parties hereby agrees as follows:

1. Change of Outside Date. Effective as of the date hereof, the defined term “Outside Date”, as defined in Section 7.1(b)(i) of the Agreement, shall be changed from May 31, 2006 to June 30, 2006 for all purposes under the Agreement.

2. Effect of Amendment. Except as expressly provided in this Amendment, the Agreement shall remain unchanged and shall continue in full force and effect.

3. Counterparts. This Amendment may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the parties has caused this Third Amendment to the Master Contribution Agreement to be executed on its behalf as of the date first written above.

GENIUS PRODUCTS, INC.	THE WEINSTEIN COMPANY LLC

By: /s/ Trevor Drinkwater	By: /s/ Larry Madden
Name: Trevor Drinkwater	Name: Larry Madden
Title: Chief Executive Officer	Title: Executive Vice President and CFO

THE WEINSTEIN COMPANY HOLDINGS LLC	THE WEINSTEIN COMPANY FUNDING LLC

By: /s/ Larry Madden	By: /s/ Larry Madden
Name: Larry Madden	Name: Larry Madden
Title: Executive Vice President and CFO	Title:Executive Vice President and CFO